SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed  by  the  registrant  __X__
Filed  by  a  party  other  than  the  registrant  ____
Check the appropriate box:       ____  Confidential, for Use of the Commission
____  Preliminary proxy statement      Only (as permitted by Rule 14a-6(e)(2))
_X__  Definitive proxy statement
____  Definitive additional materials
____  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          MEDIWARE INFORMATION SYSTEMS, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of filing fee (Check the appropriate box):

_X__  No  fee  required.
____  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1)    Title  of  each  class of securities to which transaction applies:
-----------------------------------------------
    (2)    Aggregate  number  of  securities  to  which  transaction applies:
-----------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
-----------------------------------------------
    (4)    Proposed  maximum  aggregate  value  of  transaction:
-----------------------------------------------
    (5)    Total  fee  paid:

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)      Amount  previously  paid:
-----------------------------------------------
    (2)      Form,  Schedule  or  Registration  Statement  No.:
-----------------------------------------------
    (3)      Filing  party:
-----------------------------------------------
    (4)      Date  filed:
-----------------------------------------------

                      MEDIWARE INFORMATION SYSTEMS, INC.
                          1121 OLD WALT WHITMAN ROAD
                        MELVILLE, NEW YORK  11747-3005
                                (516) 423-7800

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 10, 1999

     Notice is hereby given that the Annual Meeting of the Shareholders of Mediware Information Systems, Inc. will be held on February 10, 1999, at 140 East 45th Street, 43rd Floor, New York, NY 10017 (offices of The Kaufmann Fund, Inc.), at 10:00 a.m., New York City time, for the following purposes:

  1.  To elect three Class I directors (Proposal No. 1 in the Proxy Statement).

  2.  To transact such other business as may properly come before the meeting.

     Only holders of the Common Stock of record at the close of business on January 7, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

Melville,  New  York
January  11,  1999


PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED, RETURN POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING IN PERSON AND VOTE, THE PROXY WILL BE OF NO EFFECT.

Return  proxies  to:

Office  of  Lawrence  Auriana
The  Kaufmann  Fund,  Inc.
140  East  45th  Street,  43rd  Floor
New  York,  NY    10017

                      MEDIWARE INFORMATION SYSTEMS, INC.
                          1121 OLD WALT WHITMAN ROAD
                        MELVILLE, NEW YORK  11747-3005

                                PROXY STATEMENT

                               JANUARY 11, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mediware Information Systems, Inc. (the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 140 East 45th Street, 43rd Floor, New York, New York 10017 (offices of The Kaufmann Fund) on February 10, 1999 at
10:00  am.,  New  York  City  time,  and  any adjournment thereof.  This Proxy
Statement and the related proxy card, together with the Company's Annual Report on Form 10-KSB and the financial statements of the Company for the fiscal year ended June 30, 1998, are first being sent to the Company's shareholders on or about January 11, 1999.

     Proxies are being solicited by the Company from the holders of Common Stock with respect to the election of directors.

     Please complete, sign, date and return the enclosed proxy. The proxy solicited hereby may be revoked at any time by executing and delivering a proxy of a later date, by delivering written notice of revocation to the Secretary of the Company or by attending the meeting and giving oral notice of the intention to vote in person. Properly executed, delivered and unrevoked proxies in the form enclosed will be voted at the Annual Meeting or any adjournment thereof in accordance with the directions thereon. In the absence of such directions, the proxy will be voted in accordance with the recommendations of management.

     The only class of voting securities of the Company is its Common Stock, par value $0.10 per share ("Common Stock"), of which 6,001,134 shares were outstanding on January 7, 1999, each entitled to one vote. Only shareholders of record on the close of business on January 7, 1999 shall be entitled to vote at the Annual Meeting.

     The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors. Therefore, the three nominees who receive the most votes will be elected.

     Abstentions will not constitute a vote cast. Brokers who hold shares in street names for customers generally will not be entitled to vote on certain matters unless they receive instructions from their customers ("broker non-votes"), although they would be entitled to vote in this election. As this election will be determined by a plurality, any broker non-votes will not be taken into account in determining the outcome of the election. Unless contrary instructions are given, all proxies received pursuant to this solicitation will be voted in favor of the election of the nominees named herein.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     As provided in the Restated Certificate of Incorporation of the Company and the By-Laws, as amended, the Board has fixed the number of directors at nine, which number is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each class has a minimum of three directors. The favorable vote of the holders of a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote is required for the election of Directors.

     At the Annual Meeting, three Class I directors are to be elected to hold office for a three-year term until the annual meeting following the 2001 fiscal year and until their successors have been elected and qualified. Unless otherwise directed, the proxies named in the accompanying form of proxy intend to vote FOR all of the nominees named below. If any such nominee should not be available for election, the persons named as proxies may vote in their discretion for another nominee designated by the Board of Directors in such person's place.

     The information about the nominees and the present directors of the Company, and their security ownership, has been furnished by them to the Company. There are no family relationships between any of the nominees.

     All  of  the nominees are currently directors of  the  Company.   Certain
information with respect to the three nominees, Roger Clark, Hans Utsch and Les N. Dace, is as follows:

                           CLASS I DIRECTOR NOMINEES

     Roger Clark, age 64, has been a director since 1983. From 1980 to 1987, he held a series of managerial positions in the computer products area with Xerox Corporation. In 1987, he became self-employed as a micro-computer consultant and programmer. In June 1997 he acquired a half-ownership in a recruitment advertising agency named R & J Twiddy Advertising (since re-named Talcott and Clark Recruitment Advertising, Inc.), which is based in New
Canaan,  Connecticut.    Mr.  Clark  is  the  author  of  seven  books  on
micro-computing and a director of The Kaufmann Fund, Inc., a mutual fund which invests in small and medium size growth companies.

     Hans Utsch, age 60, has been a director since 1985. He has been independently engaged in money management and investment banking for over 20 years. Since 1986, he has been President and, together with Mr. Lawrence Auriana, Portfolio Co-Manager of The Kaufmann Fund, Inc. He received a B.A. degree from Amherst College and an M.B.A. from Columbia University.

     Les  N.  Dace,  age  52,  has  been  a director since 1995.  Mr. Dace was appointed Vice Chairman of the Board in charge of strategic planning and business development in October 1998. Mr. Dace joined the Company in 1992, as Vice President and General Manager for the Digimedics and Surgiware Product Centers. He was appointed President and C.E.O. of the Company in 1995 and held this post until October 1998. Prior to joining the Company, he was Vice President of Sales and Marketing for PRX Pharmacy Systems, a Colorado-based company providing hospital pharmacy management systems and home health software solutions. From 1983 to 1987, he was employed by NBI, Inc. as divisional President for its computer peripherals and office supplies company. Mr. Dace has a B.S. degree in Electrical Engineering from the University of Missouri.

                                   DIRECTORS

     The  remaining  current  directors  of  the  Company  are  as  follows:

                              CLASS II DIRECTORS
                 (Term Expires at the Annual Meeting Following
                             the 1999 Fiscal Year)

     Joseph Delario, age 64, has been a director since 1992. Mr. Delario was President and Chief Executive Officer of Quadrocom, Inc., a business consulting firm, until December 31, 1992, and since then has been a business consultant and private investor in and active in the management of several computer service companies. Mr. Delario renders management and financial services to the Company. Mr. Delario received a B.A. degree from Fairleigh Dickenson University in 1956.

     Walter Kowsh, Jr., age 49, has been a director since 1990. He is a consultant programmer specializing in Client/Server database systems. He was a Senior Programmer Analyst with Brown Bros. Harriman & Co. from 1989 to 1992. From 1986 to 1989, he was a computer consultant with Howard Systems International. He received a B.A. degree from Queens College and an M.B.A.
from the New York Institute of Technology, and is a diplomat of New York University in Computer Programming and Systems Design.

     John C. Frieberg, age 63, was President, C.E.O. and Chief Financial Officer of the Company from 1992 to July 1995, and has been a director since 1993. Mr. Frieberg joined Digimedics Corporation, which later became a wholly owned subsidiary of the Company, as President in October 1989. Prior thereto, he was President of Caleus, Inc., an information system company, from 1988 to 1989; President of Synergy Computer Graphics Corp., a computer peripheral equipment company, from 1984 to 1988; and President of NCR/DPI Inc., a computer systems manufacturing company, from 1972 to 1982. Mr. Frieberg received a B.S. degree in Industrial Engineering from the University of California at Los Angeles.

                              CLASS III DIRECTORS
                 (Term Expires at the Annual Meeting Following
                             the 2000 Fiscal Year)

     Lawrence Auriana, age 54, has been Chairman of the Board of the Company since 1986 and a director since 1983. He has been a Wall Street analyst, money manager and venture capitalist for over 20 years. Since 1986, he has been Chairman, a director and, together with Mr. Hans Utsch, also a director of the Company, Portfolio Co-Manager of The Kaufmann Fund, Inc. He received a B.A. degree from Fordham University, studied at New York University Graduate School of Business, and is a senior member of The New York Society of Securities Analysts.

     Jonathan H. Churchill, age 66, has been a practicing attorney in New York City since 1958 and since May 1996 has been Counsel at Winthrop, Stimson,
Putnam  &  Roberts.   He  has  been a director of the Company since 1992.  Mr.
Churchill was a partner of Boulanger, Hicks, & Churchill, P.C., from January 1990 to May 1996. Winthrop, Stimson, Putnam & Roberts rendered legal services to the Company during the last fiscal year, and the Company has retained and proposes to retain Winthrop, Stimson, Putnam & Roberts during the current year. Mr. Churchill received a B.A. from Harvard College and an L.L.B. from Harvard Law School.

     Clinton G. Weiman, M.D., age 73, has been a director since June 1996. From 1961 to January 1993 he was Corporate Medical Director, Senior Vice President of Citicorp/Citibank. Since 1994, Dr. Weiman has been independently engaged as a consultant with the Federal Reserve. In 1998 Dr. Weiman became associated with Executive Health Examiners as a physician. From 1956 to 1970 Dr. Weiman was engaged in private practice in New York, New York. Dr. Weiman received a B.A. degree from Princeton University and a medical degree from Cornell University Medical College. His appointments have included Clinical Associate Attending Physician at New York Hospital and Associate Professor, Clinical Medicine at Cornell University Medical College.

BOARD  MEETINGS;  COMMITTEES

     The Board of Directors met four times during the fiscal year ended June 30, 1998.

     The Company's Audit Committee is currently comprised of Messrs. Delario, Clark and Weiman. The Audit Committee met two times during fiscal 1998. At the present time, the Company does not have a nominating committee. The Compensation Committee, which administers the 1982 Employee Stock Option Plan, the 1992 Equity Incentive Plan and the 1997 Stock Option Plan for Non-Employee Directors, consisting of Messrs. Delario, Clark and Weiman, took action two times during fiscal 1998.

COMPENSATION  OF  DIRECTORS

     It has been the Company's practice, starting in 1987, to conserve cash by compensating directors for their services primarily through the grant of stock options and shares of Common Stock. In 1991 a Stock Option Plan for
Non-Employee Directors (the "1991 Plan") was adopted. The 1991 Plan expired in 1997 and was replaced by the 1997 Stock Option Plan for Non-Employee Directors (the "1997 Plan"). A summary description of the 1997 Plan is set forth below under the heading "Executive Compensation - 1997 Stock Option Plan for Non-Employee Directors."

    Under the 1997 Plan each director in office on July 1, 1997 received 3,600 options (10,800 in the case of the Chairman) for services as a director, exercisable at $11.1875, which was the higher of the fair market value of the Company's Common Stock on July 1, 1997, the date of grant, and January 6, 1998, the date of the shareholder approval of the 1997 Plan. These options shall expire on July 1, 2005.

     The 3,600 options (10,800 in the case of the Chairman) granted on July 1, 1998 under the 1997 Plan to each director in office on such date are exercisable at $7.625, the fair market value of the Company's Common Stock on
July  1,  1998.    These  options  shall  expire  on  July  1,  2006.

     Each director in office on July 1, 1997 also became entitled to receive for his services during fiscal 1998 shares of Common Stock valued at $10,000 ($30,000 in the case of the Chairman) based on the average of the high and low market prices per share on the first day of each month in fiscal year 1998, which was $8.708. Therefore, the directors received 1,148 shares (3,445 shares  in  the  case  of  the  Chairman)  for  fiscal  1998.

     Each director in office on July 1, 1998 is entitled to receive for his services during fiscal 1999 shares of Common Stock value at $10,000 ($30,000 in the case of the Chairman) based on the average of the high and low market prices per share on July 1, 1998, which was $7.625.

     The  members  of  the  Compensation Committee and Audit Committee receive
$1,500  for  each  meeting  attended.

                                SHARE OWNERSHIP

     The following tables set forth the beneficial ownership of the Company's Common Stock as of September 30, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the executive officers named in the Summary Compensation Table included elsewhere herein, (iii) each current director of the Company, (iv) each nominee for election as a director and (v) all directors and executive officers as a group:


                                         PRINCIPAL SHAREHOLDERS

                                                             Number of Shares
                                                             Acquirable within    Percentage of
Names and Addresses1                    Number of Shares2    60 Days 3,4          Class Owned2
--------------------------------------  -----------------    ------------------   -------------
Lawrence Auriana5                               1,028,506             725,495          16.1%

Oracle Partners, L.P.,                            986,236                   0          17.4%
  Oracle Institutional Partners, L.P.,
  GSAM Oracle Fund, Inc.
____________________


1 Addresses are as follows: Lawrence Auriana: 140 East 45th Street, 43rd Floor, New York, NY 10017. The Oracle shareholders: 712 Fifth Avenue, 45th Floor, New York, NY 10019.
2 Based on the numbers of shares outstanding at, plus for each shareholder or group, shares acquirable within 60 days of, September 30, 1998.
3 Reflects the shares which may be acquired by the shareholder upon exercise of options and warrants which are exercisable within 60 days of September 30, 1998.
4 Includes 674,695 warrants granted to Mr. Auriana for his loans to the Company in the bridge financings of the Company in fiscal 1995 and fiscal 1994.
5     Mr.  Auriana  is  also  Chairman  and  a  director  of the Company.

          SHARE OWNERSHIP BY DIRECTORS, NOMINEES, NAMED EXECUTIVE OFFICERS
               AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

                                                         Number of Shares
                                                         Acquirable within    Percentage of
Names and Addresses1                Number of Shares2         60 Days3         Class owned2
----------------------------------  -----------------    -----------------    -------------
Lawrence Auriana                            1,028,506            725,495           16.1%
Jonathan H. Churchill                          36,130             12,630              *
Roger Clark                                    27,111             14,435              *
Les N. Dace                                    75,048             75,048            1.3%
Joseph Delario                                226,094             62,630            4.0%
John Frieberg                                  48,870             42,157              *
Walter Kowsh, Jr.                              47,658             14,435              *
Hans Utsch                                    114,861             14,435            2.0%
Clinton G. Weiman                               9,243              5,267              *
George Barry                                   10,568             10,568              *
John Esposito                                  44,850             43,750              *
Thomas Mulstay                                      0                  0              0%
Rodger Wilson                                  17,250             16,250              *

All Directors and
Executive Officers as
a group (15 persons)                        1,758,238          1,058,541           26.2%
________________________


1 Addresses are as follows: Lawrence Auriana: see previous chart. Jonathan Churchill: One Battery Park Plaza, New York, New York 10004. Roger Clark: 330 Elm Street, Unit #1, New Canaan, CT 06840. Les Dace:
       11211  Quivas  Loop,  Westminster,  Colorado.    Joseph  Delario:  77
       Independence Way North, Edgewater, NJ 07020. John Frieberg: 4402 South St. Andrew's Lane, Spokane, WA 99223. Walter Kowsh, Jr.: 64-08 136th Street, Flushing, NY 11367. Hans Utsch: 140 East 45th Street, 43rd Floor, New York, New York 10017. Clinton Weiman: 2 Roberta Lane, Greenwich, CT 06830. George Barry: 11711 West 74th Street, Lenexa, KS 66214. John Esposito: 1121 Old Walt Whitman Road, Melville, NY
       11747-3005. Thomas Mulstay: 1121 Old Walt Whitman Road, Melville, NY 11747-3005. Rodger Wilson: 11711 West 79th Street, Lenexa, KS 66214.
2 Based on the number of shares outstanding at September 30, 1998, plus, for each person or group, shares acquirable within 60 days of September 30, 1998.
3 Reflects the shares which may be acquired by the shareholders upon exercise of options and warrants which are exercisable within 60 days of September 30, 1998.
*      Represents  less  than  1%  of  the Company's outstanding common stock.

                                        EXECUTIVE OFFICERS
                     The executive officers of the Company are as follows:

Name                   Age   Position
-------------------    ---   -------------------------------------------------------------
Lawrence Auriana        54    Chairman of the Board and Secretary
John Esposito           38    President and Chief Executive Officer
Les Dace                52    Vice Chairman of the Board in charge of strategic planning and business development
Rodger Wilson           45    Vice President and General Manager - Pharmacy Division
John Tortorici          55    Vice President and General Manager - Blood Bank Division
Creighton Miller        46    Vice President and General Manager - Operating Room Division
Jill Suppes             31    Corporate Controller and Treasurer

     Lawrence Auriana, 54, Chairman of the Board and Secretary. See above for biographical information for Mr. Auriana.

     John Esposito, 38, President and Chief Executive Officer. Mr. Esposito joined the Company in 1990 and held the position of Vice President - Sales from 1990 until October 1998, when he became President and Chief Executive Officer. From 1986 to 1990, he was employed in various sales positions by the Healthcare Division of Data General Corporation. Prior to joining Data
General,  he  worked  in  a  technical  capacity  in  the  Information Systems
Department at the New York Public Library. He is a graduate of Syracuse University, with a B.S. degree in Marketing and Management Information Systems.

     Les N. Dace, 52, Vice Chairman of the Board in charge of strategic planning and business development. See above for biographical information for Mr. Dace.

    Rodger P. Wilson, R.Ph., 45, Vice President and General Manager - Pharmacy Division. Mr. Wilson joined the Company in 1996 as Vice President/General
Manager of the Pharmacy Division. He was President and Chief Executive Officer of PRX Pharmacy Systems, Inc., from 1982 to 1992. Mr. Wilson was Vice President of Operations and Chief Information Officer of Concepts Direct, Inc., from 1992 to 1994 and President of The Pawnee Group from 1994 to 1996. Mr. Wilson received a B.S. degree from the University of Wyoming School of Pharmacy and is a registered Pharmacist.

     John Tortorici, 55, Vice President and General Manager - Blood Bank Division. Mr. Tortorici joined the Company in September 1998. Mr. Tortorici was serving as Chairman, President, Chief Executive Officer, Chief Financial Officer and a director of Informedics, Inc. when it was merged into the Company in September 1998. Mr. Tortorici founded Informedics in 1979 and was a director from 1979 until the merger. He served as Informedics' President from 1979 to 1996 and from 1997 until the merger. He served as its Chief
Financial  Officer  from  1985  to  1992  and  from  1997  until  the  merger.

     Creighton Miller, 46, Vice President and General Manager - Operating Room Division. Mr. Miller joined the Company in 1980 as a software development engineer. He held that position until 1983 when he became the Vice President of Engineering. In 1998 he was promoted to Vice President and General Manager of the Operating Room Division. Mr. Miller holds a B.S. degree in Computer Science from Iowa State.

     Jill Suppes, 31, Corporate Controller and Treasurer. Ms. Suppes joined the Company in September 1997 and held the position of Assistant Controller from then until December 1998, when she became Corporate Controller and
Treasurer. From 1994 to 1997, she was Assistant Controller for Propane Continental, Inc. and from 1991 to 1994 she was employed with Sanofi Animal Health, Inc. as an accountant. She is a graduate of University of Missouri
- Columbia, with a B.S.A.C.C degree in accounting. Ms. Suppes has a Certified Public Accounting Certificate.

                            EXECUTIVE COMPENSATION

     The following tables sets forth the compensation of the Chief Executive Officer of the Company and each of the other most highly compensated executive officers for the fiscal year ended June 30, 1998.

                                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                    -------------------------------
                                    ANNUAL COMPENSATION                   AWARDS           PAYOUTS
                           --------------------------------------   -------------------------------
                                                   Other                                         All
                                                   Annual   Restricted  Securities             Other
                                                   Compen-  Stock       Underlying  LTIP     Compen-
Name and Principal     Fiscal    Salary    Bonus   Sation   Awards      Options     Payouts   sation
 Positions              Year      ($)       ($)     ($)      ($)        SARs (#)     ($)         ($)
--------- ---------   -------  -------  -------  --------  ----------  -----------  --------  ------
Les N. Dace             1998   110,000   136,650    6,000     -        30,193         -         441
President and CEO       1997   110,000   151,062    6,000     -             -         -         262
                        1996    75,000    60,731    6,000     -        50,000         -         262

Rodger Wilson           1998    80,000    73,129    6,000     -             -         -         385
Vice President and      1997    77,400    55,502    5,500     -        50,000         -         262
General Manager -
Pharmacy Division

John Esposito           1998    80,000    69,263    6,000     -             -         -         328
Vice President, Sales   1997    80,000    50,733    6,000     -        35,000         -         205
                        1996    70,000    71,795    6,000     -             -         -         250

George Barry*           1998    70,400    35,963        -     -        42,271         -         385
Vice President and
Chief Financial
Officer

Thomas Mulstay**        1998    77,327    27,361    6,000     -        42,271         -         232
Former Vice President   1997    80,000    79,519    6,000     -             -         -         232
& General Manager,      1996    75,000    90,662    6,000     -             -         -         215
Hemocare

_______________________________
*    Mr.  Barry  resigned from the Company effective December 4, 1998.
**   Mr.  Mulstay  resigned  from  the  Company  in  March  1998.


                OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning options to purchase Common Stock in fiscal 1998 granted to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted in fiscal 1998.


                  Number of       % of Total
                  Securities      Options
                  Underlying      Granted to
                  Options         Employees in     Exercise       Expiration
Name              Granted         Fiscal Year      Base Price     Date
----------------  ------------    -------------    -----------    --------------
Les Dace           30,193 (1)          19.8%       $ 7.50        October 1, 2007
George Barry       42,271 (1)          27.8%         7.50        October 1, 2007
Thomas Mulstay     42,271 (1)          27.8%         7.50        October 1, 2007

________________________

(1) Options become exercisable 25%, 50%, 75% and 100% on October 1, 1998, 1999, 2000 and 2001.

                  FISCAL 1998 OPTION/SAR EXERCISES AND VALUE
               OF OUTSTANDING OPTIONS AT END OF LAST FISCAL YEAR

     The following table sets forth options exercised by the named executive officers during fiscal 1998 and the number and value of options held by them at June 30, 1998. No stock appreciation rights were granted and there were no outstanding stock appreciation rights at June 30, 1998. The fair market value on such date was $7.50 per share.

                                                      Number of
                                                Securities Underlying               Value of
                   Shares                           Unexercised                    Unexercised
                Acquired on     Value              Options at End             In-the-Money Options
   Name           Exercise     Realized            Of Fiscal Year               End of Fiscal Year
--------------  -----------   ---------     --------------------------       ----------------------
                                           Exercisable  Unexercisable    Exercisable  Unexercisable
                                           -----------  -------------    -----------  -------------
Les N. Dace         15,000    $ 104,850       55,000       55,193          $ 357,500      $ 162,500
Rodger Wilson           --           --       12,500       37,500             57,063        171,188
John Esposito       15,000       86,513       43,750       26,250            264,825        123,375
George Barry            --           --            0       42,271                  0              0
Thomas Mulstay      40,000      211,050            0            0                  0              0

EMPLOYMENT  AGREEMENTS

     Messrs. Esposito, Dace and Wilson have employment agreements with the Company providing for minimum compensation levels of $150,000, $110,000 and $120,000, respectively. Mr. Esposito will receive a bonus (up to $120,000) based upon the Company's achieving targeted fully diluted earnings per share (exclusive of the financial results of the Informedics subsidiary and exclusive of extraordinary events) and a bonus (up to $80,000) based on the reduction of days sales outstanding. Mr. Dace will receive bonuses based upon the Company's achieving targeted fully diluted earnings per share (up to $20,000) and upon successful completion of stated projects (up to $55,000 in the discretion of the chief executive officer). Mr. Wilson will receive bonuses based upon the Company's achieving targeted earnings before interest and provision for income taxes generated by the Pharmacy Division (up to $52,800) and targeted corporate fully diluted earnings per share (up to $19,200), and upon the reduction of the Pharmacy Division days sales outstanding (up to $48,000). Mr. Creighton Miller will receive bonuses based on the Company's achieving targeted earnings before interest and provision for income taxes generated by the operating room division (up to $76,800), on the Company's achieving targeted fully diluted earnings per share (exclusive of the financial results of the Informedics subsidiary) (up to $19,200) and on the reduction of the operating room division days sales outstanding (up to $24,000). All agreements also provide for severance pay in case of termination.

1982  EMPLOYEE  STOCK  OPTION  PLAN  AND  1992  EQUITY  INCENTIVE  PLAN

     In 1982, the Company adopted an employee stock option plan (the "1982 Plan") for officers and other key employees, not including directors. No options may currently be granted under this Plan. Options previously granted and currently outstanding under the 1982 Plan generally vest and become exercisable in monthly installments over a two or three-year period, with each installment remaining exercisable for a five-year period after it vests. No options intended to be incentive stock options under the Internal Revenue Code of 1986 are currently outstanding.

    Awards granted under the 1992 Equity Incentive Plan (the "Equity Incentive Plan") may include a wide range of Common Stock-based awards. Officers and other management employees of the Company are eligible to participate in the Equity Incentive Plan. The maximum number of shares of Common Stock which may be issued under the Equity Incentive Plan at any time is 20% of the outstanding shares of the Company's Common Stock, except that no more than 500,000 shares may be issued pursuant to incentive stock options. No awards may be granted after the year 2002. The term of each stock option may not exceed ten years from the date of grant. The option price of each stock option is payable in cash, at the discretion of the option committee in shares of the Company's Common Stock, or by a combination thereof. Certain options under the Equity Incentive Plan held by former key employees of Informedics are incentive stock options.

     All options under the Equity Incentive Plan have provisions which, generally speaking, accelerate vesting in the event of a change of control of the Company. Options granted under the Equity Incentive Plan which accelerate vesting upon a change in control could be an "anti-takeover defense" because, as a result of these provisions, a change in control of the Company could be more difficult or costly. This however, was not the Company's intention in adopting the Equity Incentive Plan.

1997  STOCK  OPTION  PLAN  FOR  NON-EMPLOYEE  DIRECTORS

     The Board of Directors adopted the 1997 Plan in June 1997. The 1997 Plan was approved by the Company's shareholders at the January 1998 Annual Meeting for the 1997 fiscal year. The 1997 Plan is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to increase their proprietary interest in the Company's continued success.

     The 1997 Plan shall automatically provide grants of 3,600 options annually, for the six fiscal years ending June 30, 2004, to each non-employee director of the Company (10,800 options in the case of the Chairman), except as noted below. Each grant shall become vested and exercisable on the first day of the seventh month of each fiscal year and the first day of the next fiscal year provided that the director is then in office or has retired or is out of office by reason of ill health or death. New directors will be granted options covering 1,800 shares for each six-month period remaining in the fiscal year, effective as of the first day of the month following their election to the Board. Except for the grant made on July 1, 1997, all options are exercisable at 100% of fair market value of the Company's Common Stock on the date of grant. All options shall expire eight years after their date of grant.

     An aggregate of 500,000 shares of Common Stock (subject to adjustment as provided in the 1997 Plan) will be subject to the 1997 Plan. Shares subject to options which terminate unexercised will be available for future option grants. The options granted under the 1997 Plan shall be non-statutory options not intended to qualify under Section 422 of the Code.

     All options shall become exercisable and vested on the seventh business day before the scheduled date of a Change in Control, as defined in the 1997 Plan. An optionee may at his option require the Company to purchase his option at its equivalent cash value, based on fair market value, as determined by the 1997 Plan committee as of the effective date of the Change in Control. The provisions in the 1997 Plan accelerating vesting upon a Change in Control, could be an "anti-takeover defense" because, as a result of these provisions, a Change in Control of the Company could be more difficult or costly. This however, was not the Company's intention in adopting the 1997 Plan, since the purpose of the 1997 Plan, as stated above, is to compensate directors for their services without the expenditure of cash and to increase their ownership interest in the Company.

                                 OTHER MATTERS

FINANCIAL  ADVISORY  SERVICES

     In 1991, the Company agreed with Bowling Green Securities, Inc., an investment banking firm owned by Mr. Utsch, a director, and in which Messrs. Auriana, also a director, and Utsch are principals, that such firm would render investment banking advice to the Company and that, if any merger, acquisition, divestiture or analogous transaction is successfully consummated as a result of its efforts, the Company would pay a total fee related to the value of the company acquired or divested on the basis of 5% of the first $2 million, 4% of the second $2 million, 3% of the third $2 million, 2% of the fourth $2 million and 1% of any additional amounts.

     Mr. Delario, a director of the Company, holds an option to purchase 75,000 shares of the Company's Common Stock granted as payment for managerial and financial advisory services to be rendered in connection with mergers and acquisitions.

PROPOSED  LINE  OF  CREDIT

     In June 1996, the Company acquired the Pharmakon division and a United Kingdom subsidiary of Continental Healthcare Systems, Inc. for cash and a promissory note with a final maturity date, as amended, of November 30, 1998. Although the Company was in a position to, and did, meet the final payment obligation from its available general funds, it considers it preferable to refinance this obligation through borrowings and thereby improve its cash position. After investigating the institutional market for an appropriate line of credit, the Company asked Mr. Lawrence Auriana, Chairman of the Board, if he would be willing to make working capital funds available to the Company. Mr. Auriana indicated that he would be willing to extend a line of credit of up to $2,000,000 to the Company, at its option, to bear interest at the prime rate plus 1/4% and to be secured by all of the Company's accounts receivable.

     The remaining terms of the credit arrangement are currently being negotiated. The principal terms currently being discussed are identified below. Under the proposed arrangement, the Company would, at its option, be able to borrow under the line of credit in four draw-downs totaling $2,000,000 during fiscal 1999 and 2000, which may be prepaid at any time.

The Company would only be able to draw-down funds if it satisfied certain stated conditions as of the end of the preceding fiscal quarter, unless the loan executor waives any conditions which have not been met. The conditions to draw-down may include a net tangible assets test, a current ratio test and a days sales outstanding requirement. Also, certain capital expenditures may require the consent of the loan executor. The Company believes that the terms being discussed are at least as favorable to the Company as could be obtained from an unaffiliated third party.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                            AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be included in the proxy statement for the next annual meeting of shareholders of the Company must be received by the Company at its offices at 1121 Old Walt Whitman Road, Melville, New York 11747-3005, no later than September 12, 1999, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the proxy statement of the Company at that meeting. In accordance with a recent amendment to the proxy rules and regulations of the Securities and Exchange Commission, if a shareholder does not notify the Company by November 27, 1999, of a proposal, then the Company's proxies may use their discretionary voting authority if the proposal is raised at the meeting.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Year-end filings disclosing the grants of directors' options for the 1997 fiscal year to Messrs. Clark, Frieberg, Kowsh and Utsch were inadvertently omitted. These omissions were discovered and reported on the Reports on Form 5 the following year. The exercise of options and the sales of the underlying shares by Mr. Dace and Mr. Frieberg were filed eight months and one year late on a Report on Form 5, respectively. The grant of an option to Mr. Barry was reported eleven months late on a Report on Form 5. The exercise of options and the sales of the underlying shares by Mr. Esposito were filed one month late on a Report on Form 5. The Common Stock holdings of Mr. Wilson were reported two years late on a Report on Form 5. A Report on Form 5 for Mr. Miller, reporting his beneficial ownership of Company Common Stock and options to purchase Company Common Stock, was filed three and one-half months late.

                                 MISCELLANEOUS

     A  representative  of  Richard  A.  Eisner  &  Company,  the  Company's
independent  auditors,  is  expected  to  be  present  at  the  meeting.   The
representative will be afforded an opportunity to make a statement and will be available to respond to questions by shareholders.

    Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram and personal interview. Certain holders of record such as brokers, custodians and nominees are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies.

     The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy soliciting material to beneficial owners) will be paid by the Company.

                         TRANSACTION OF OTHER BUSINESS

          The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly brought before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.


                              BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                              Lawrence  Auriana,  Secretary

Dated:    January  11,  1999

PROXY                                                                    PROXY

                      MEDIWARE INFORMATION SYSTEMS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Lawrence Auriana and Les N. Dace, and each of them, acting alone or jointly, as attorneys and agents, with full power of substitution, to vote as proxy all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of the Shareholders of Mediware Information Systems, Inc., to be held at 140 East 45th Street, 43rd Floor, New York, New York 10017 (the offices of The Kaufmann Fund, Inc.) at 10:00 a.m. on February 10, 1999, and any adjournments thereof, with respect to all matters as may properly come before the meeting or any adjournments thereof. Receipt of Notice of Meeting dated January 11, 1999 is hereby acknowledged.

The Board of Directors recommends a vote "FOR" the election of the three nominees as Class I directors

1.          ELECTION  OF  CLASS  I  DIRECTORS:

NOMINEES:   ROGER  CLARK,  HANS  UTSCH  AND  LES  N.  DACE

=    FOR  ALL  LISTED  NOMINEES (EXCEPT AS MARKED)   =      WITHHOLD AUTHORITY

______________________________________________________________________________
(To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                   PLEASE SIGN AND DATE ON THE REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE DIRECTORS NAMED ON THE REVERSE SIDE.


Dated ____________________, 1999  ____________________________________

                                  _____________________________________
                                               (Signature(s)

                                  _____________________________________
                                  * Please sign exactly as name(s) appear(s) to the left.  If joint, all joint owners should sign.  When signing as
                                  attorney, trustee, administrator, executor, etc., state full title.

PLEASE  DATE  AND  SIGN  THIS  PROXY  AND  RETURN IT PROMPTLY TO THE OFFICE OF
LAWRENCE  AURIANA,  140  EAST  45TH  STREET,  43RD  FLOOR
NEW  YORK,  NY  10017